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                                  EXHIBIT 21

TEXAS REGIONAL BANCSHARES, INC.
LIST OF SUBSIDIARIES
DECEMBER 31, 2001

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
                                                                                     PERCENTAGE OF
DECEMBER 31, 2001                                              JURISDICTION OF    VOTING SECURITIES
NAME                                         DOMICILE           ORGANIZATION            OWNED
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
Texas Regional Delaware, Inc.              Wilmington, DE         Delaware              100%
Texas State Bank                            McAllen, TX            Texas                100%
TSB Securities, Inc.                        McAllen, TX            Texas                100%
TSB Properties, Inc.                        McAllen, TX            Texas                100%
Hydrox Holdings, Inc.                       Houston, TX            Texas                100%
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